UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 26, 2018

United States Steel Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-16811	25-1897152
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Grant Street, Pittsburgh, PA	15219-2800
(Address of principal executive offices)	(Zip Code)

(412) 433-1121

(Registrant’s telephone number,

including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

Fourth Amended and Restated Credit Agreement

On February 26, 2018, United States Steel Corporation (the “Corporation”) entered into a Fourth Amended and Restated Credit Agreement dated as of February 26, 2018 (the “Fourth Amended and Restated Credit Agreement”) with the Lenders party thereto, the LC Issuing Banks party thereto and JPMorgan Chase Bank, N.A. as Administrative Agent and Collateral Agent. The Fourth Amended Credit Agreement amends and restates the Corporation’s Third Amended and Restated Credit Agreement, dated as of July 27, 2015, which was amended as of February 24, 2016 (the “Prior Credit Agreement”).

The Fourth Amended and Restated Credit Agreement extends the scheduled maturity date until February 26, 2023 and maintains the $1.5 billion maximum facility amount available to the Corporation from time to time thereunder.  The Fourth Amended and Restated Credit Agreement may be terminated prior to its scheduled maturity date if, under certain circumstances, the Corporation does not meet certain liquidity requirements set forth therein. Similar to the Prior Credit Agreement, the Corporation must maintain a fixed charge coverage ratio of at least 1.00 to 1.00 when availability under the Fourth Amended and Restated Credit Agreement is less than the greater of (i) 10 percent of the total aggregate commitments and (ii) $150 million.

Amended and Restated Security Agreements

In connection with the Fourth Amended and Restated Credit Agreement, the Corporation entered into an Amended and Restated Borrower Security Agreement and U. S. Steel Seamless Tubular Operations, LLC entered in an Amended and Restated Subsidiary Security Agreement, each dated as of February 26, 2018 (collectively, the “Amended and Restated Security Agreements”) with JPMorgan Chase Bank, N.A. as Collateral Agent.  Pursuant to the Amended and Restated Security Agreements, the Corporation and U. S. Steel Seamless Tubular Operations, LLC granted to the Collateral Agent for the benefit of the Secured Parties (as defined in the Amended and Restated Security Agreements) liens on substantially all inventory of the Corporation and the guarantors, trade accounts receivable, and other related assets.

The foregoing descriptions of the Fourth Amended and Restated Credit Agreement and the Amended and Restated Security Agreements do not purport to be complete and are qualified in their entireties by the copies of such agreements filed herewith as Exhibits 10.1, 10.2 and 10.3.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure regarding the transactions described under Item 1.01 of this Current Report on Form 8-K is incorporated in this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

10.1

Fourth Amended and Restated Credit Agreement dated as of February 26, 2018, among United States Steel Corporation, the Lenders party thereto, the LC Issuing Banks party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent.*

10.2	Amended and Restated Borrower Security Agreement dated as of February 26, 2018, among United States Steel Corporation and JPMorgan Chase Bank, N.A., as Collateral Agent.
10.3	Amended and Restated Subsidiary Security Agreement dated as of February 26, 2018, among U. S. Steel Seamless Tubular Operations, LLC and JPMorgan Chase Bank, N.A., as Collateral Agent.

*                                         Confidential treatment has been requested for certain portions of this Exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, which portions are omitted and filed separately with the SEC.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES STEEL CORPORATION

By	/s/ Colleen M. Darragh
Colleen M. Darragh
Vice President & Controller

Dated: March 2, 2018

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